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                                                                   EXHIBIT 10.19

                               SEMCO ENERGY, INC.
                       2004 STOCK AWARD AND INCENTIVE PLAN

                         EMPLOYEE STOCK OPTION AGREEMENT

Optionee:                       [First Middle Last]

Total Shares Under Option:      [  ] shares

Option Price:                   $[  ] per share

Grant Date:
                                -----------------

      THIS STOCK OPTION AGREEMENT is effective as of the Grant Date stated above, by and between SEMCO Energy, Inc. and the Optionee.

      WHEREAS, the options described in this Agreement have been granted pursuant to, and are governed by, the Plan;

      NOW, THEREFORE, SEMCO Energy, Inc. and the Optionee hereby agree as follows:

1. OPTION GRANT. Subject to the terms and conditions of this Agreement, the Company hereby grants an option to the Optionee to purchase from the Company, at the Option Price, the number of shares of Stock equal to the Total Shares Under Option.

2. VESTING.

      (a) REGULAR VESTING. Except as stated in Sections 2(b) and 2(c) of this Agreement, the Optionee shall become vested in a percentage of the Total Shares Under Option in accordance with the following schedule:

                                            PERCENTAGE OF TOTAL
         VESTING DATE                       SHARES UNDER OPTION
--------------------------------            -------------------
First anniversary of Grant Date                     33%
Second anniversary of Grant Date                    33%
Third anniversary of Grant Date                     34%

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The number of shares granted to the Optionee under this Agreement which become vested on a Vesting Date in accordance with the above schedule will be determined by multiplying the Total Shares Under Option by the percentage specified in the above schedule, and then rounding the resulting number up to the nearest whole number, provided that the aggregate number of the Optionee's vested shares under this Agreement shall not exceed the Total Shares Under Option. Notwithstanding anything in this Agreement to the contrary, no Vesting Date will occur following Optionee's termination of employment with the Company.

      (b) ACCELERATED VESTING. Notwithstanding the vesting schedule specified in
Section 2(a) of this Agreement, the Total Shares Under Option shall become 100% vested upon the earliest to occur of the following Vesting Dates:

            (i)   the Optionee's Retirement Date;

            (ii)  the Optionee's Disability Retirement Date;

            (iii) the date of the Optionee's death prior to his termination of employment from the Company; or

            (iv)  the date of a Change of Control;

If more than one of the accelerated vesting rules specified in this Section 2(b) can apply to the Optionee, the Optionee will be deemed to have elected the available accelerated vesting rule which provides the longest exercise period.

      (c) TERMINATION FOR CAUSE. Notwithstanding anything in this Agreement to the contrary, if the Company terminates the Optionee's employment for Cause prior to a Change of Control, this Agreement shall be terminated and all options granted to the Optionee under this Agreement shall be forfeited, regardless of whether a Vesting Date has occurred on or before such termination date, unless and to the extent that the Committee determines that such forfeiture would violate applicable law.

3. EXERCISE OF OPTIONS.

      (a) GENERAL. Except as otherwise specified by the Committee in accordance with Sections 3(c) and 3(d), the Optionee (or his Representative, as the case may be) may exercise the

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options granted under the Agreement, in whole or in part, at any time on or after the Vesting Date for such options and prior to their Expiration Date, by complying with the procedures described in this Section 3. The Optionee shall forfeit all rights to any option under this Agreement, whether or not then vested, which is not exercised prior to its Expiration Date.

      (b) EXERCISE PROCEDURE. The Optionee or his Representative (if applicable) may exercise all or a portion of his vested options under this Agreement by delivering notice to the Company. The notice shall specify the number of shares of Stock that the Optionee desires to purchase by exercise of his vested options, and shall include payment for the Exercise Amount of such shares in one of the following ways:

            (i) The Optionee may tender payment of the Exercise Amount on the date of exercise in the form of cash, certified check, bank draft, or postal or express money order made payable to the order of the Company and denominated in U.S. dollars; or

            (ii) The Optionee may tender payment of the Exercise Amount on the date of exercise in the form of shares of Stock having a Fair Market Value on the date of exercise equal to the Exercise Amount (if such shares were acquired upon exercise of an option, they must have been held by the Optionee for at least six months at the time of tender); or

            (iii) The Optionee may tender payment of the Exercise Amount on the date of exercise in a combination of (A) shares of Stock (subject to the holding period described in paragraph (ii) above); and (B) cash, certified check, bank draft, or postal or express money order made payable to the order of the Company and denominated in U.S. dollars, equal to the difference between the Exercise Amount and the Fair Market Value of the tendered shares of Stock on the date of exercise; or

            (iv) The Optionee may initiate a cashless exercise in accordance with procedures promulgated by the Committee, if any.

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Within 30 days after the date of such exercise, the Company shall make available to the Optionee a certificate registered in the Optionee's name or a book entry in a depository institution for the Optionee's account, representing the aggregate number of shares of Stock purchased by the Optionee as a result of such exercise.

      (c) EXERCISE OF OPTIONS DURING LEAVE OF ABSENCE. Notwithstanding any provision of this Agreement to the contrary, if the Optionee is on a leave of absence or is absent on military or government service at any time on or after the Grant Date and prior to the Expiration Date, the Optionee may not exercise any part of the Total Shares Under Option prior to the date the Optionee returns to active employment with the Company, and vesting of any options under this Agreement which would normally vest on a date during the absence shall be postponed until the Optionee returns to active work at the end of the absence (in which case, the date of return to active employment shall be a Vesting
Date). The provisions of this subsection (c) shall not affect any of Optionee's rights in the event of his death, Disability, Retirement or in the event of a Change of Control occurring during such an absence.

      (d) DEFERRAL OF EXERCISE OR DELIVERY OF SHARES. Notwithstanding any provision in this Agreement to the contrary, if any law or regulation of any governmental authority having jurisdiction in the matter requires the Company, Committee, Optionee, or Representative to take any action or refrain from action in connection with the exercise of any option under this Agreement or the delivery of shares of Stock to the Optionee, or to delay such exercise or delivery, then the exercise or delivery of such shares shall be deferred until such action has been taken or such restriction on action has been removed.

4. RULES GOVERNING THE EXPIRATION DATE. The Expiration Date for options granted to the Optionee under this Agreement shall be subject to the following rules:

      (a) TERMINATION OF EMPLOYMENT. If the Optionee voluntarily or involuntarily terminates employment with the Company (for reasons other than death, Change of Control, Retirement or Disability), the Expiration Date for exercising any options under this Agreement

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which were vested as of his date of termination shall be the three month anniversary of the date of such termination.

      (b) RETIREMENT. If the Optionee terminates employment with the Company on his Retirement Date, the Expiration Date for exercising his vested options under this Agreement shall be the third anniversary of his or her Retirement Date.

      (c) DISABILITY. If the Optionee terminates employment with the Company on his Disability Retirement Date, the Expiration Date for exercising his vested options under this Agreement shall be the third anniversary of his or her Disability Retirement Date.

      (d) OPTIONEE'S DEATH. If the Optionee dies while actively employed by the Company, the Expiration Date for exercising his vested options under this Agreement shall be the first anniversary of the Optionee's death.

      (e) CHANGE OF CONTROL. The Expiration Date for all of the Optionee's vested options shall be the tenth anniversary of the Grant Date if a Change of Control takes place while the Optionee is actively employed by the Company. Notwithstanding the foregoing, if the Optionee's employment is terminated for Cause following a Change of Control, the Expiration Date for all of the Optionee's vested options shall be the date of such termination.

      (f) MAXIMUM EXPIRATION DATE. Notwithstanding any provision in this Section 4 of the Agreement to the contrary, no option shall be exercisable on or after the tenth anniversary of the Grant Date.

5. GENERAL PROVISIONS. The Optionee acknowledges that he has read, understands and agrees with all of the provisions in this Agreement and the Plan, including (but not limited to) the following:

      (a) AUTHORITY OF COMMITTEE. The Committee shall have all the authority set forth in the Plan including, but not limited to, the authority to administer the Agreement and the Plan; to make all determinations with respect to the construction and application of the Agreement, the Plan, and the resolutions of the Board of Directors establishing the Plan; to adopt and revise rules relating to the Agreement and the Plan; and to make other determinations which it believes are

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necessary or advisable for the administration of the Agreement and the Plan. Any dispute or disagreement which arises under this Agreement or the Plan shall be resolved by the Committee in its absolute discretion. Any such determination, interpretation, resolution, or other action by the Committee shall be final, binding and conclusive with respect to the Optionee and all other persons affected thereby.

      (b) NOTICES. Any notice which is required or permitted under this Agreement shall be in writing (unless otherwise specified in the Agreement or in a writing from the Company to the Optionee), and delivered personally or by mail, postage prepaid, addressed as follows: (i) if to the Company at 1411 Third Street, Ste. A, Port Huron, Michigan 48060, Attention: Corporate Secretary, or at such other address as the Company by notice to the Optionee may have designated from time to time; (ii) if to the Optionee, at the address indicated in the Optionee's then-current personnel records, or at such other address as the Optionee by notice to the Company may have designated from time to time. Such notice shall be deemed given upon receipt.

      (c) TAXATION. The Optionee shall be responsible for all applicable withholding taxes and the employee share of FICA taxes with respect to compensation income generated upon the exercise or surrender of his vested options under this Agreement.

      (d) NONTRANSFERABILITY. This Agreement and the options granted to the Optionee hereto shall be nontransferable and shall not be sold, hypothecated or otherwise assigned or conveyed by the Optionee to any other person, except as specifically permitted in this Agreement. No assignment or transfer of this Agreement or the rights represented thereby, whether voluntary or involuntary, or by operation of law or otherwise, shall vest in the assignee or transferee any interest or right whatsoever, except as specifically permitted in this Agreement. The Agreement shall terminate, and be of no force or effect, immediately upon any attempt to assign or transfer the Agreement or any of the options to which the Agreement applies.

      (e) DESIGNATION OF BENEFICIARY. The Optionee may designate a person or persons to receive, in the event of his death, any rights to which he would be entitled under this Agreement.

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Such a designation shall be filed with the Company in accordance with uniform procedures specified by the Committee. The Optionee may change or revoke a beneficiary designation at any time by filing a written statement of such change or revocation with the Company in accordance with uniform procedures specified by the Committee. No beneficiary designation or change of beneficiary designation will be effective until notice thereof is received. If an Optionee fails to designate a beneficiary or if the beneficiary predeceases the Optionee, the beneficiary shall be the legal representative of the Optionee's estate. The Optionee is not required to obtain spousal consent to designate someone other than the spouse as beneficiary.

      (f) NO SHAREHOLDER RIGHTS. The Optionee shall have no rights as a shareholder of the Company, and shall not be deemed to be a shareholder of the Company for any purpose, as a result of the options granted to the Optionee under this Agreement, until the date that shares of Stock have been issued or transferred to the Optionee following the exercise of an option in accordance with this Agreement. The Optionee shall not be entitled to any dividends or other rights for which the record date is prior to the date of such issuance, transfer, or receipt.

      (g) NOT AN EMPLOYMENT CONTRACT. This Agreement shall not be deemed to limit or restrict the right of the Company to terminate the Optionee's employment at any time, for any reason, with or without Cause, or to limit or restrict the right of the Optionee to terminate his employment with the Company at any time.

      (h) FORFEITURE PROVISIONS. This Award is subject to all of the forfeiture conditions set forth in Section 10 of the Plan.

      (i) AMENDMENT OR TERMINATION. This Agreement may be amended or terminated at any time by the mutual agreement and written consent of the Optionee and the Committee, but only to the extent permitted under the Plan.

      (j) NOT CONSIDERED INCENTIVE STOCK OPTIONS. The options granted under this Agreement do not constitute and shall not be construed to constitute "incentive stock options" with the meaning of section 422 of the Internal Revenue Code of 1986, as amended.

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      (k) GOVERNING INSTRUMENT. This Agreement is subject to all terms and conditions of the Plan and shall at all times be interpreted in a manner that is consistent with the intent, purposes, and specific language of the Plan.

      (l) SEVERABILITY. If any provision of this Agreement should be held illegal or invalid for any reason by the Committee or court of applicable jurisdiction, such determination shall not affect the other provisions of this Agreement, and it shall be construed as if such provision had never been included herein.

      (m) HEADINGS/GENDER. Headings in this Agreement are for convenience only and shall not be construed to be part of this Agreement. Any reference to the masculine, feminine or neuter gender shall be a reference to other genders as appropriate.

      (n) GOVERNING LAW. This Agreement shall be construed, and its provisions enforced and administered, in accordance with the laws of the State of Michigan and, where applicable, federal law.

6. DEFINITIONS. All capitalized terms shall have the meaning set forth in the Plan or, if not defined in the Plan, shall be defined as set forth below.

      (a) CAUSE means any of the following: (i) the willful failure of Optionee to perform satisfactorily the duties consistent with his title and position reasonably required of him by the Board of Directors or supervising management (other than by reason of incapacity due to physical or mental illness); (ii) the commission by Optionee of a felony, or the perpetration by Optionee of a dishonest act or common law fraud against the Company; or (iii) any other willful act or omission (including without limitation the deliberate and willful violation of any corporate policy or regulation) which could reasonably be expected to expose the Company to civil liability under the law of the applicable jurisdiction or causes or may reasonably be expected to cause significant injury to the financial condition or business reputation of the Company.

      (b) CHANGE OF CONTROL has the meanings specified in Section 9(c) of the Plan.

      (c) COMPANY means SEMCO Energy, Inc., its successors and assigns, and any other company or other entity, whether foreign or domestic, in which the Company has or obtains,

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directly or indirectly, a proprietary interest of more than eighty percent (80%)
by reason of stock ownership or otherwise.

      (d) DISABILITY RETIREMENT DATE means the date of the Optionee's termination of employment from the Company due to Disability. For purposes of this Agreement, Disability means a "disability" as defined under the SEMCO Energy, Inc. Long-Term Disability Plan (whether or not the Optionee is covered under such plan).

      (e) EXERCISE AMOUNT means the sum of (a) the Option Price multiplied by the number of vested options being exercised plus (b) an amount sufficient to pay all applicable FICA and withholding taxes on the difference between the Fair Market Value of Company Stock for which the vested options are being exercised (determined as of the exercise date) and their Option Price, as calculated by the Committee.

      (f) EXPIRATION DATE means the tenth anniversary of the Grant Date, unless an earlier Expiration Date is established by operation of Section 4 of this Agreement.

      (g) FAIR MARKET VALUE has the meaning specified in Section 2(n) of the Plan.

      (h) GRANT DATE means the date set forth on the first page of this Agreement, upon which the options described in this Agreement were granted to the Optionee.

      (i) OPTION PRICE means the price per share set forth on the first page of this Agreement.

      (j) OPTIONEE means the Eligible Person named on the first page of this Agreement.

      (k) PLAN means the SEMCO Energy, Inc. 2004 Stock Award and Incentive
Plan), as adopted by the Board of Directors on March 12, 2004, and approved by the Company's shareholders on May 24, 2004, and as amended from time to time.

      (l) REPRESENTATIVE means, in the event of the Optionee's Disability, his duly authorized legal guardian or representative; or, in the event of the Optionee's death, his estate, legal representative, or beneficiary as designated pursuant to Section 5(e).

      (m) RETIREMENT DATE means the date of Optionee's termination of employment from the Company on which Optionee is eligible to receive an immediate annuity under the terms of

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the SEMCO Energy, Inc. Retirement Plan (or any successor tax-qualified retirement plan maintained for salaried employees of the Company).

      (n) TOTAL SHARES UNDER OPTION means the number of options granted to the Optionee as set forth on the first page of this Agreement.

      (o) VESTING DATE means any one of the dates upon which options granted to the Optionee under this Agreement become exercisable in accordance with this Agreement.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers under its corporate seal, and the Optionee has executed this Agreement, as of the day and year first above written.

                                            SEMCO ENERGY, INC.

                                            By: ________________________________

ATTEST:

________________________________
Corporate Secretary

                                            OPTIONEE

                                            ____________________________________
                                            Name: ______________________________

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